Exhibit 99.7

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS SUPPLEMENT DATED OCTOBER 30, 2025 AND THE BASE PROSPECTUS DATED AUGUST 4, 2025 (COLLECTIVELY, THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, BY CALLING (212) 929-5500 (BANKERS AND BROKERS) OR (800) 322-2885 (ALL OTHERS) OR BY EMAIL AT AMPG@MACKENZIEPARTNERS.COM.

AMPLITECH GROUP, INC.

UNITS SUBSCRIBED FOR UPON EXERCISE OF UNIT SUBSCRIPTION RIGHTS AND

SHARES OF COMMON STOCK SUBSCRIBED FOR UPON EXERCISE OF SERIES RIGHTS

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depository or other nominee holder of non-transferable subscription rights (the “Unit Subscription Rights”) to purchase units of securities (“Units”) consisting of one share of common stock of Amplitech Group, Inc., a Nevada corporation (the “Company”), one series A right (each, a “Series A Right”) and one series B right (each, a “Series B Right” and, collectively with the Series A Right, the “Series Rights”) at a subscription price equal to $4.00 per Unit (the “Unit Subscription Price”), as described in the Company’s prospectus supplement dated October 30, 2025 (“Prospectus Supplement”) and the base prospectus dated August 4, 2025 (together with the Prospectus Supplement, the “Prospectus”), hereby certifies to the Vstock Transfer, LLC, as subscription agent for the rights offering, that:

(1) the undersigned has exercised on behalf of the beneficial owners thereof (which may include the undersigned), Unit Subscription Rights for the number of Units specified below pursuant to the basic subscription right (as described in the Prospectus), and on behalf of beneficial owners of Unit Subscription Rights who have subscribed for the purchase of additional Units pursuant to the oversubscription privilege (as described in the Prospectus), and has listed separately below a number of Units corresponding to such beneficial owners’ exercised basic subscription right and a number of Units corresponding to such beneficial owners’ exercised over-subscription privilege (without identifying any such beneficial owner);

(2) to the extent any beneficial owner has exercised their oversubscription privilege, each such beneficial owner’s basic subscription right has been exercised in full; and

(3) the undersigned has exercised on behalf of the beneficial owners thereof (which may include the undersigned), the Series Rights for the number of common stock specified below pursuant to the Series Rights (as described in the Prospectus).

NUMBER OF SHARES OWNED ON RECORD DATE	NUMBER OF UNITS SUBSCRIBED FOR PURSUANT TO BASIC SUBSCRIPTION RIGHT	NUMBER OF UNITS SUBSCRIBED FOR PURSUANT TO OVERSUBSCRIPTION PRIVILEGE

NUMBER OF SERIES A RIGHTS EXERCISED	NUMBER OF SERIES B RIGHTS EXERCISED

Name of Bank, Broker, Trustee, Depository or Other Nominee:

By:
Name:
Title:

Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Number

Participant:

By:
Name:
Title:

DTC Subscription Confirmation Number(s)